Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Pluralsight, Inc. of our report dated February 21, 2019, relating to the financial statements, which appears in Pluralsight, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP
Salt Lake City, Utah
March 1, 2019